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                                                                   EXHIBIT 3.1.2


                            CERTIFICATE OF AMENDMENT
                                       OF
                           FIFTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  VIACELL, INC.

      ViaCell, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST. The amendment to the Corporation's Fifth Amended and Restated Certificate of Incorporation set forth below was duly adopted by the directors and by written consent of the stockholders in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware (the "DGCL"), and written notice of the adoption of this Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the DGCL to every stockholder entitled to such notice.

      SECOND. Section 5(a) of Subpart C of Article FOURTH of the Fifth Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

      "Upon the closing of the sale of shares of the Corporation's Common Stock, in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation and a price per share of Common Stock of at least $8.00 (appropriately adjusted to reflect the occurrence of any event described in Section 4) (a "Qualified Public Offering" and the "Mandatory Conversion Date"), all outstanding shares of Designated Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price for such Designated Preferred Stock."
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      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by its President this 21st day of May, 2004.



                                      VIACELL, INC.



                                      By: /s/ Marc D. Beer
                                         ---------------------------------
                                         Marc D. Beer
                                         President